SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  March 10, 2004

 SPEIZMAN INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8544	56-0901212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 701 Griffith Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices) (Zip Code)

 Mr. Paul R.M. Demmink
Vice President-Finance/CFO
701 Griffith Road
Charlotte, North Carolina 28217
(Name and Address of Agent For Service)

 (704) 559-5777
(Telephone Number, Including Area Code, of Agent for Service)

Item 5.  Other Events.

Speizman Industries, Inc. issued a press release on Wednesday, March 10, 2004, which is attached to this report as Exhibit 99.1.  The information set forth in this press release is incorporated herein by reference.  The Distributorship and Forbearance Agreement referenced in the press release is attached to this report as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated March 10, 2004
99.2	Distributorship and Forbearance Agreement effective as of March 8, 2004

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEIZMAN INDUSTRIES, INC.

By: /s/ Paul R. M. Demmink Paul R. M. Demmink Chief Financial Officer

Date:  March 10, 2004